UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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AVALONBAY COMMUNITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Explanatory Note:  In accordance with Maryland corporate law, on or about April 23, 2020, AvalonBay Communities, Inc. (the “Company”) sent the following notice (the “Notice”) to stockholders of record of the Company as of March 16, 2020, regarding a change in location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  As indicated in the Notice, the date and time of the Annual Meeting remains the same (May 12, 2020, at 8:00 a.m. Eastern Time) but the meeting will be held in a virtual meeting format via audio webcast only.  As described in our proxy statement distributed in connection with the Annual Meeting, we have also posted information about the move of the Annual Meeting to a virtual meeting format on our website at http://investors.avalonbay.com/Corporateprofile under SEC Filings with the subheading Proxy Materials and Annual Meeting Information.]

AvalonBay Communities, Inc.

4040 Wilson Boulevard, Suite 1000

Arlington, VA 22203

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of AvalonBay Communities, Inc. (the “Company”), dated March 31, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 12, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2020

NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of AvalonBay Communities, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020, beginning at 8:00 a.m. Eastern Time.  However, the Annual Meeting will be held in a virtual meeting format via audio webcast only. Stockholders will not be able to attend the Annual Meeting physically but will be able to vote and submit questions online at the meeting. If you have already authorized a proxy to vote your shares, you do not need to vote at the meeting and no additional action is required.

The Board of Directors of the Company has determined to make this change after considering (i) a temporary stay at home order issued by the Governor of the Commonwealth of Virginia (Executive Order 55(2020)) which is scheduled to be effective through June 10, 2020 and (ii) the national public health impact of COVID-19 and the novel coronavirus.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on March 16, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank or broker, or a stockholder of record.  The Annual Meeting will be available at www.virtualshareholdermeeting.com/AVB2020 (the “Annual Meeting Website”) and you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received.  If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting Website.  Check-in for the Annual Meeting will begin 15 minutes prior to the start of the meeting, and technical support will be available during this time.

You may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy and voting instructions in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

You will have the opportunity to submit questions at the conclusion of the virtual meeting using the directions on the meeting website that day. The Notice of Annual Meeting, proxy statement, Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2019, are available at www.proxyvote.com.

By Order of the Board of Directors

Arlington, Virginia	Edward M. Schulman
April 23, 2020	Secretary